UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2012

GRYPHON GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-127635	92-0185596
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

611 N Nevada Street, Carson City, NV, 89703
(Address of principal executive offices) (Zip Code)

(604) 261-2229
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 16, 2012, the Registrant appointed William B. Goodhard as an independent director. Mr. Goodhard succeeds Dr. Donald W. Gentry, who passed away in July 2012. Mr. Goodhard has more than 35 years experience as a Chief Geologist, General Manager and Project Manager, and most recently served as Vice President of Health and Safety at Kinross Gold Corporation. In addition, he has held a number of senior-level positions at Round Mountain Gold Corp., Echo Bay Mines Ltd., Sunnyside Gold Corporation and Standard Metals Corporation and has served on the Executive Board of the Nevada Mining Association from 2006 to 2011, including Chairman from 2009 to 2010, the Alaska Council of Producers from 1996 to 1997 and the Colorado Mining Association Board from 1998 to 2010.

The Registrant is not aware of any family relationships, by blood, marriage, or adoption, between Mr. Goodhard and any other director or executive officer of the Registrant. The Registrant knows of no transactions involving the Registrant during the last two years in which Mr. Goodhard had a direct or indirect interest. To the Registrant’s knowledge, there is no arrangement or understanding between any of its directors, officers and Mr. Goodhard pursuant to which he was selected to serve as Director.

In relation to Mr. Goodhard’s appointment as Director, the Registrant granted Mr. Goodhard 450,000 restricted stock units which vest 50% after one year and 50% after two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON GOLD CORPORATION.
(Registrant)

Dated: November 21, 2012	By: /s/ James O’Neil
James O’Neil
Chief Executive Officer